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                                                                 EXHIBIT (8)(XX)


                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
                BETWEEN COLUMBIA ACORN TRUST, COLUMBIA MANAGEMENT
          DISTRIBUTORS, INC. AND ML LIFE INSURANCE COMPANY OF NEW YORK

      THIS AMENDMENT, effective as of the 1st day of May, 2007, by and among Columbia Acorn Trust, a Massachusetts business trust (the "Fund") and Columbia Management Distributors, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the "Underwriter") and ML Life Insurance Company of New York, a New York life insurance company (the "Company");

                                   WITNESSETH:

      WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated March 4, 2005, as amended (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

      WHEREAS, the Fund, the Underwriter, and the Company desire to amend Schedule B to the Agreement in accordance with the terms of the Agreement.

      NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree:

      1. Amendment.

            (a) Schedule B to the Agreement is amended in its entirety and is replaced by the Schedule B attached hereto;

            (b) Article X Notices. of the Agreement is hereby amended as follows:

                  If to the Company:    Barry G. Skolnick, Esquire
                                        Senior Vice President & General Counsel
                                        1700 Merrill Lynch Drive, 3rd Floor
                                        Pennington, New Jersey 08534

      2. Effectiveness. The revised Schedule B of the Agreement shall be effective as the date hereof.

      3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

      4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.


                     (Signatures located on following page)

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      IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


COLUMBIA ACORN TRUST                      ML LIFE INSURANCE COMPANY OF NEW YORK


By:                                       By:
    ------------------------------------      ----------------------------------

Name:
      ----------------------------------  Name: Kirsty Lieberman

Title:
      ----------------------------------  Title: Vice President & Senior Counsel

Date:                                     Date:
      ----------------------------------        --------------------------------



COLUMBIA MANAGEMENT DISTRIBUTORS, INC.



By:
    ------------------------------------
Name:
      ----------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------

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                                   SCHEDULE B

                        DESIGNATED PORTFOLIOS AND CLASSES


      -     Columbia Acorn USA -- A Shares

      -     Columbia Acorn International -- A Shares